UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2022

OMNICOM GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10551	13-1514814
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 415-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.15 per share	OMC	New York Stock Exchange
0.800% Senior Notes due 2027	OMC/27	New York Stock Exchange
1.400% Senior Notes due 2031	OMC/31	New York Stock Exchange
2.250% Senior Notes due 2033	OMC/33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2022, the Board of Directors (the “Board”) of Omnicom Group Inc. (the “Company”) voted to increase the size of the Board from nine persons to eleven persons and to elect Patricia Salas Pineda and Mark D. Gerstein as new directors to fill the vacancies created by such increase, effective immediately for Ms. Pineda and effective on May 1, 2022 for Mr. Gerstein. Each of them will hold office as a director on the Board until the Company’s next annual meeting of shareholders and until a successor is elected and qualified or until their earlier resignation or removal. Ms. Pineda was appointed to serve on the Governance Committee of the Board and Mr. Gerstein was appointed to serve, effective May 1, 2022, on the Finance Committee of the Board.

Neither Ms. Pineda nor Mr. Gerstein has a direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K. There is no arrangement or understanding between either of them and any other person pursuant to which either was selected as a director.

Ms. Pineda and Mr. Gerstein will each receive compensation for their service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors. A description of the Company’s non-employee director compensation can be found under the caption “Directors’ Compensation for Fiscal Year 2020” in the Company’s Notice of 2021 Annual Meeting of Shareholders and Proxy Statement filed with the Securities and Exchange Commission on March 25, 2021. The compensation for each of them for service as a non-employee director will be prorated to reflect the time each serves on the Board during 2022.

A copy of the press release issued by the Company on February 22, 2022, which announces the election of Ms. Pineda and Mr. Gerstein to the Board, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 22, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.
Date: February 22, 2022
	By:	/s/ Michael J. O’Brien
	Name:	Michael J. O’Brien
	Title:	Executive Vice President, General Counsel and Secretary